Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com	Media Contact: Melissa York Knowles Communications Phone: (630) 238-5242 Email: melissa.york@knowles.com

Knowles Reports Q2 2014 Financial Results and Provides Outlook for Q3 2014
Revenue of $281 Million, Above High End of Prior Projections; Operating Margins at High End of Prior Projections

ITASCA, Ill., Jul. 28, 2014 - Knowles Corporation (NYSE: KN), a market leader and global supplier of advanced micro-acoustic solutions and specialty components, today announced results for the second quarter ended June 30, 2014 and provided projections for the third quarter of 2014.

“Our second quarter results were above our prior projections,” said Jeffrey Niew, President and CEO of Knowles. “We delivered better-than-expected revenue driven by both our Mobile Consumer Electronics and Specialty Components segments. We saw stronger demand for our micro-acoustic solutions from North American and Chinese OEM customers, and sales of Precision Devices were better than anticipated aided by continued 4G/LTE infrastructure spending, particularly in China."

“Based on our current expectations of customer product launches and projected builds in the second half of the year, we continue to anticipate that 2014 will be a year of modest revenue growth for Knowles. In addition, restructuring initiatives across our business units are all on track and we remain committed to delivering year-over-year operating margin expansion in the fourth quarter of 2014.”

Business Highlights
Significant achievements in the quarter relative to business performance, innovation and operational excellence are as follows:

•	Doubled sales to Chinese OEMs from the year ago period.

•	Shipped our two millionth MEMS microphone to the hearing health industry.

•	Began shipment of N’ BassTM-enabled Integrated Audio Solution for tablets with a leading Chinese OEM.

•	Completed transfer of Capacitor manufacturing operations from the UK to an existing facility in China.

•	Restructuring of Hearing Health business remains on track and is expected to be completed in the first half of 2015.

•	Closed Vienna production facility with financial benefits beginning in the third quarter of 2014.

•
Leveraged MEMS technology leadership to deliver the world’s first digital microphone supporting ultrasonic bandwidth which can enable a whole new category of applications in the mobile consumer market.

Financial Highlights
The following highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis. The Company provides supplemental information regarding its gross profit, operating expenses, earnings before interest and income taxes, adjusted earnings before interest and income taxes, net earnings and diluted earnings per share on a non-GAAP basis that excludes stock compensation as well as certain intangibles amortization expense, restructuring and production transfer costs, and other charges which management considers to be outside our core operating results. Non-GAAP results are not presented in accordance with GAAP and may not be comparable to similarly titled non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is attached to this press release.

•	Revenue for the second quarter of 2014 was $281.0 million compared with $296.7 million reported in the same period one year ago.

•
Gross profit for the second quarter of 2014 was $33.8 million compared with gross profit of $101.2 million reported in the same period one year ago. Non-GAAP gross profit for the second quarter of 2014 was $82.1 million compared with non-GAAP gross profit of $105.6 million, reported in the same period one year ago.

•
Loss before interest and income taxes for the second quarter of 2014 was $(44.0) million compared with earnings before interest and income taxes of $28.0 million in the year ago period. Current period results include $25.8 million of fixed asset and related inventory charges, $20.7 million in restructuring charges, $10.8 million from amortization of intangibles, $5.8 million in production transfer costs and $2.4 million in stock-based compensation.

•	Adjusted earnings before interest and income taxes for the second quarter of 2014 were $21.5 million compared with $50.6 million reported in the same period one year ago.

•
Provision for income taxes for the second quarter of 2014 was $33.1 million compared with a benefit from income taxes of $0.8 million reported in the same period one year ago. Provision for income taxes for the second quarter of 2014 included discrete tax items of $32.7 million, primarily related to valuation allowances recorded against certain deferred tax assets.

•
Net loss for the second quarter of 2014 was $(78.9) million compared with net earnings of $16.7 million reported in the same period one year ago. Non-GAAP net earnings for the second quarter of 2014 was $22.2 million compared with $35.4 million reported in the same period one year ago.

•	Loss per share for the second quarter of 2014 was $(0.93) per share compared with EPS of $0.20 per diluted share in the year ago period.

•	Non-GAAP EPS for the second quarter of 2014 was $0.26 per diluted share, which includes a $0.05 per share benefit from certain discrete tax effects, compared with $0.42 in the year ago period.

Third Quarter 2014 Outlook
The following forward looking guidance for the third quarter ending September 30, 2014, based on current business trends and conditions is as follows:

•	Revenue: $310 million to $330 million

•	Non-GAAP Gross Margin: 32 percent to 34 percent

•	Adjusted EBIT Margin: 14 percent to 15 percent

•	Non-GAAP EPS: $0.45 to $0.52

Q3 2014 GAAP results are expected to include approximately $3 million in stock based compensation, $11 million in amortization of intangibles, $7 million in production transfer related costs, $5 million to $10 million in restructuring costs, and related tax effects on these items.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time.

Investors can also listen to the live call at 3:30 p.m. Central time today by calling (877) 359-9508 (United States) or (224) 357-2393 (International). The conference call replay will be available after 7:00 p.m. Central time on July 28, 2014 through 11:59 p.m. Central time on August 4, 2014 at (855) 859-2056 (United States) or (404) 537-3406 (International). The access code is 69142322.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global supplier of advanced micro-acoustic solutions and specialty components serving the mobile communications, consumer electronics, medical technology, military, aerospace and industrial markets. Knowles has a leading position in micro-electro-mechanical systems microphones, speakers and receivers which are used in smartphones, tablets and mobile handsets. Knowles is also a leading manufacturer of transducers used in hearing aids and other medical devices and has a strong position in oscillators (timing devices) and capacitor components which enable various types of communication. Knowles’ focus on the customer, combined with unique technology, rigorous testing and global scale, helps to deliver innovative solutions and consistently dependable and precise products. Founded in 1946 and headquartered in Itasca, Illinois, Knowles has more than 10,000 employees in 36 locations around the world. For more information, visit www.knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “project,” “expect,” and similar expressions, among others, generally identify forward-looking statements. The statements in this news release are based on current plans, expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated or implied in these statements. These risks and uncertainties include, but are not limited to: the pace and success of achieving the cost savings from our announced restructurings; fluctuations in our stock's market price; fluctuations in operating results and cash flows; unexpected technological obsolescence and the emergence of new technologies; changes in macroeconomic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; foreign currency exchange rate fluctuations; our ability to maintain and improve costs, quality and delivery for our customers; our ability to qualify our products and facilities with customers; risks and costs inherent in litigation; our ability to obtain, protect, defend or monetize our intellectual property rights; whether our announced restructurings will adversely affect our cost structure; increases in the costs of critical raw materials and components; availability of raw materials and components; competition; anticipated growth for us and adoption of our technologies and solutions that may not occur; managing rapid growth; managing rapid declines in customer demand for certain of our products or solutions and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; our obligations and risks under various transaction agreements that were executed as part of our spin-off from our former parent company, Dover Corporation; managing the integration of our businesses which were included in our recent spin-off from Dover Corporation; managing new product ramps and introductions for our customers; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the advanced micro-acoustic solutions and specialty components industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the SEC. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP results included in this press release, Knowles has presented supplemental, non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, net earnings and diluted earnings per share to facilitate evaluation of Knowles’ operating performance. These non-GAAP financial measures exclude certain amounts that are included in the most directly comparable GAAP measure. In addition, these non-GAAP financial measures do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation tables included elsewhere in this release.

INVESTOR SUPPLEMENT - SECOND QUARTER 2014

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Revenues	$281.0	$273.4	$296.7
Cost of goods sold	230.8	190.3	191.5
Restructuring charges	16.4	—	4.0
Gross profit	33.8	83.1	101.2
Research and development expenses	21.7	19.2	21.2
Selling and administrative expenses	52.0	52.5	45.8
Restructuring charges	4.3	0.2	5.5
Operating expenses	78.0	71.9	72.5
Operating (loss) earnings	(44.2)	11.2	28.7
Interest expense, net	1.8	0.7	12.1
Other (income) expense, net	(0.2)	0.4	0.7
(Loss) earnings before income taxes	(45.8)	10.1	15.9
Provision for (benefit from) income taxes	33.1	2.5	(0.8)
Net (loss) earnings	$(78.9)	$7.6	$16.7

Basic (loss) earnings per share (1)	$(0.93)	$0.09	$0.20
Diluted (loss) earnings per share (1)	$(0.93)	$0.09	$0.20

Weighted average common shares outstanding:
Basic (1)	85,042,334	85,023,862	85,019,159
Diluted (1)	85,042,334	85,126,796	85,019,159

(1) On February 28, 2014, Dover shareholders of record as of the close of business on February 19, 2014 received one share of Knowles common stock for every two shares of Dover's common stock held as of the record date. The computation of basic and diluted earnings per common share for all periods through December 31, 2013 is calculated using the shares distributed on February 28, 2014.

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Six Months Ended
	June 30, 2014	June 30, 2013
Revenues	$554.4	$572.8
Cost of goods sold	421.1	371.0
Restructuring charges	16.4	5.9
Gross profit	116.9	195.9
Research and development expenses	40.9	42.2
Selling and administrative expenses	104.5	95.8
Restructuring charges	4.5	7.0
Operating expenses	149.9	145.0
Operating (loss) earnings	(33.0)	50.9
Interest expense, net	2.5	24.0
Other expense (income), net	0.2	(1.1)
(Loss) earnings before income taxes	(35.7)	28.0
Provision for (benefit from) income taxes	35.6	(0.6)
Net (loss) earnings	$(71.3)	$28.6

Basic (loss) earnings per share (1)	$(0.84)	$0.34
Diluted (loss) earnings per share (1)	$(0.84)	$0.34

Weighted average common shares outstanding:
Basic (1)	85,033,149	85,019,159
Diluted (1)	85,033,149	85,019,159

(1) On February 28, 2014, Dover shareholders of record as of the close of business on February 19, 2014 received one share of Knowles common stock for every two shares of Dover's common stock held as of the record date. The computation of basic and diluted earnings per common share for all periods through December 31, 2013 is calculated using the shares distributed on February 28, 2014.

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except for share and per share amounts)
(unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Gross Profit	$33.8	$83.1	$101.2	$116.9	$195.9
Stock-Based Compensation Expense	0.3	—	—	0.3	—
Fixed Asset and Related Inventory Charges	25.8	0.8	—	26.6	0.5
Restructuring Charges	16.4	—	4.0	16.4	5.9
Production Transfers Costs (2)	5.8	5.1	1.8	10.9	2.4
Other	—	—	(1.4)	—	(1.4)
Non-GAAP Gross Profit	$82.1	$89.0	$105.6	$171.1	$203.3
Non-GAAP Gross Profit as % of Revenues	29.2%	32.6%	35.6%	30.9%	35.5%

Research and Development Expenses	$21.7	$19.2	$21.2	$40.9	$42.2
Stock-Based Compensation Expense	(0.2)	—	—	(0.2)	—
Non-GAAP Research and Development Expenses	$21.5	$19.2	$21.2	$40.7	$42.2
Non-GAAP Research and Development Expenses as % of Revenues	7.7%	7.0%	7.1%	7.3%	7.4%

Selling and Administrative Expenses	$52.0	$52.5	$45.8	$104.5	$95.8
Stock-Based Compensation Expense	(1.9)	(1.5)	(0.6)	(3.4)	(1.1)
Intangibles Amortization Expense	(10.8)	(10.7)	(12.3)	(21.5)	(24.0)
Production Transfers Costs (2)	—	(0.7)	0.2	(0.7)	—
Other	—	(2.3)	—	(2.3)	—
Non-GAAP Selling and Administrative Expenses	$39.3	$37.3	$33.1	$76.6	$70.7
Non-GAAP Selling and Administrative Expenses as % of Revenues	14.0%	13.6%	11.2%	13.8%	12.3%

Operating Expenses	$78.0	$71.9	$72.5	$149.9	$145.0
Stock-Based Compensation Expense	(2.1)	(1.5)	(0.6)	(3.6)	(1.1)
Intangibles Amortization Expense	(10.8)	(10.7)	(12.3)	(21.5)	(24.0)
Restructuring Charges	(4.3)	(0.2)	(5.5)	(4.5)	(7.0)
Production Transfers Costs (2)	—	(0.7)	0.2	(0.7)	—
Other	—	(2.3)	—	(2.3)	—
Non-GAAP Operating Expenses	$60.8	$56.5	$54.3	$117.3	$112.9
Non-GAAP Operating Expenses as % of Revenues	21.6%	20.7%	18.3%	21.2%	19.7%

Net (Loss) Earnings	$(78.9)	$7.6	$16.7	$(71.3)	$28.6
Interest Expense, net	1.8	0.7	12.1	2.5	24.0
Provision for (Benefit from) Income Taxes	33.1	2.5	(0.8)	35.6	(0.6)
(Loss) Earnings Before Interest and Income Taxes (3)	(44.0)	10.8	28.0	(33.2)	51.9
Stock-Based Compensation Expense	2.4	1.5	0.6	3.9	1.1
Intangibles Amortization Expense	10.8	10.7	12.3	21.5	24.0
Fixed Asset and Related Inventory Charges	25.8	0.8	—	26.6	0.5
Restructuring Charges	20.7	0.2	9.5	20.9	12.9
Production Transfers Costs (2)	5.8	5.8	1.6	11.6	2.4
Other	—	2.3	(1.4)	2.3	(1.4)
Adjusted Earnings Before Interest and Income Taxes	$21.5	$32.1	$50.6	$53.6	$91.4
Adjusted Earnings Before Interest and Income Taxes as % of Revenues	7.7%	11.7%	17.1%	9.7%	16.0%

	Quarter Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net (Loss) Earnings	$(78.9)	$7.6	$16.7	$(71.3)	$28.6
Non-GAAP Net Earnings Reconciling Adjustments	65.5	21.3	22.6	86.8	39.5
Income Tax Effects of Non-GAAP Reconciling Adjustments	35.6	(1.4)	(3.9)	34.2	(6.0)
Non-GAAP Net Earnings	$22.2	$27.5	$35.4	$49.7	$62.1
Non-GAAP Net Earnings as % of Revenues	7.9%	10.1%	11.9%	9.0%	10.8%

Provision for (Benefit from) Income Taxes	$33.1	$2.5	$(0.8)	$35.6	$(0.6)
Income Tax Effects of Non-GAAP Reconciling Adjustments	35.6	(1.4)	(3.9)	34.2	(6.0)
Non-GAAP Provision for (Benefit from) Income Taxes	$(2.5)	$3.9	$3.1	$1.4	$5.4

Non-GAAP Diluted Earnings per Share (4)	$0.26	$0.32	$0.42	$0.58	$0.73

Diluted Average Shares Outstanding (4)	85,042,334	85,126,796	85,019,159	85,033,149	85,019,159
Non-GAAP Adjustment (5)	755,153	121,919	—	492,478	—
Non-GAAP Diluted Average Shares Outstanding (4) (5)	85,797,487	85,248,715	85,019,159	85,525,627	85,019,159

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles' performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2) Production Transfer Costs represent one-time and duplicate costs incurred to migrate manufacturing to new or existing facilities in Asia, primarily for speakers, hearing health products, and capacitors. These amounts are included in the corresponding Gross Profit, Research and Development Expenses, Selling and Administrative Expenses, Operating Expenses and Earnings Before Interest and Income Taxes for each period presented.
(3) Amounts in table may not total due to rounding.
(4) On February 28, 2014, Dover shareholders of record as of the close of business on February 19, 2014 received one share of Knowles common stock for every two shares of Dover's common stock held as of the record date. The computation diluted earnings per common share for all periods through December 31, 2013 is calculated using the shares distributed on February 28, 2014.
(5) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except for share and per share amounts)

	June 30, 2014	December 31, 2013
	(unaudited)
Current assets:
Cash and cash equivalents	$44.6	$105.6
Receivables, net of allowances of $0.8 and $1.7	207.3	224.6
Inventories, net	155.9	149.2
Prepaid and other current assets	15.9	11.8
Deferred tax assets	8.0	10.7
Total current assets	431.7	501.9
Property, plant and equipment, net	335.7	361.0
Goodwill	958.2	961.9
Intangible assets, net	305.5	318.3
Other assets and deferred charges	41.9	27.1
Total assets	$2,073.0	$2,170.2

Current liabilities:
Current maturities of long-term debt	$7.5	$—
Accounts payable	155.1	143.8
Accrued compensation and employee benefits	39.1	40.9
Other accrued expenses	47.9	25.2
Federal and other taxes on income	18.4	—
Total current liabilities	268.0	209.9
Long-term debt	392.5	—
Deferred income taxes	63.7	45.9
Other liabilities	30.1	27.1
Commitments and contingencies

Equity:
Net Parent Company Investment in Knowles Corporation, prior to Separation	—	1,850.8

Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 85,038,904 shares issued at June 30, 2014	0.9	—
Additional paid-in capital	1,368.0	—
Accumulated deficit	(68.3)	—
Accumulated other comprehensive earnings	18.1	36.5
Total stockholders' equity	1,318.7	36.5
Total equity	1,318.7	1,887.3
Total liabilities and equity	$2,073.0	$2,170.2